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                                [KPMG Letterhead]

                          Independent Auditors' Consent



The Board of Directors
MacDermid, Incorporated:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Independent Accountants" in the prospectus.

/s/ KPMG LLP

Hartford, Connecticut
June 27, 2001